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                                                                     Exhibit 21


                    Subsidiaries of Vornado Operating Company

Vornado Operating L.P.                                  Delaware
Vornado Crescent Logistics Operating Partnership        Delaware
AmeriCold Logistics L.L.C.                              Delaware
VC Superior L.L.C.                                      Delaware
VC Freezer Omaha Texas L.L.C.                           Delaware
VC Texas L.P.                                           Delaware
VC Logistics, L.L.C.                                    Delaware
Amlog Canada, Inc.                                      Canada
Distribution Development L.L.C.                         South Dakota
AmeriCold/Offutt L.L.C.                                 Oregon
KC Underground L.L.C.                                   Delaware
VOO Loan, L.L.C.                                        Delaware